News Release

Investor Relations Contacts:
Sravan Emany
Senior Vice President, Strategy, Treasury & Investor Relations
(609) 936-2488
sravan.emany@integralife.com

Michael Beaulieu
Director, Investor Relations
(609) 750-2827
michael.beaulieu@integralife.com

Media Contact:
Laurene Isip
Senior Director, Global Corporate Communications
(609) 750-7984
laurene.isip@integralife.com

Integra LifeSciences Reports Third Quarter 2018 Financial Results
Revenue Increased 31.2% to $365.9 million; Organic Revenue Increased 6.2%
Reported EPS of $0.15; Adjusted EPS of $0.59
Revises Full-Year 2018 Revenue Guidance to $1.467 Billion to $1.472 Billion and Organic Revenue Growth to Approximately 4%

Plainsboro, New Jersey, October 31, 2018 - Integra LifeSciences Holdings Corporation (NASDAQ: IART), a leading global medical technology company, today reported financial results for the third quarter ending September 30, 2018.
Third Quarter 2018 Consolidated Results

•
Reported revenue was $365.9 million, an increase of 31.2% compared to the third quarter of 2017 with the acquisition of Codman contributing $78.9 million, and organic revenues increased 6.2% over the third quarter of 2017;

•	GAAP earnings per share was $0.15, compared to $0.04 in the third quarter of 2017;

•	Adjusted earnings per share was $0.59, reflecting an increase of 31.1% compared to the third quarter of 2017;

•	The company is revising its full-year 2018 guidance as follows:

◦	Total revenue is now expected to be a range of $1.467 billion to $1.472 billion (previously $1.475 billion to $1.490 billion);

▪
Guidance range reflects lower forecasted revenue from extremities orthopedics, Codman revenue in select countries outside the U.S. where commercial operations have not yet transferred to Integra ("Day 2 Countries"), and a lower foreign currency benefit;

◦	Organic revenue growth guidance is now expected to be approximately 4% (previously approximately 5%);

•	The company is reiterating its full-year 2018 GAAP earnings per share of $0.71 to $0.77 and adjusted earnings per share of $2.36 to $2.42.

Total revenues for the third quarter of 2018 were $365.9 million, reflecting an increase of 31.2% over the third quarter of 2017. Sales in the Codman Specialty Surgical segment increased 45.1% compared to the third quarter of 2017, driven by the Codman acquisition and strong performance in the Dural Access and Repair, Advanced Energy, and Neuro Monitoring businesses. Sales in the Orthopedics and Tissue Technologies segment increased 11.2%, reflecting continued strength in our Regenerative Technologies and Private Label businesses.
Total organic revenues increased 6.2% over the third quarter of 2017, excluding acquisitions, divestitures and the effect of currency exchange rates.
"Despite some revenue softness in the second half of the year, we continue to make solid progress with the Codman integration and the channel expansion efforts, particularly in Regenerative Technologies," said Peter Arduini, Integra's president and chief executive officer. "We remain confident that 2019 organic sales will grow within our targeted long-term range of 5% to 7% and accelerate from our full-year 2018 results."
The company reported GAAP net income of $13.3 million, or $0.15 per diluted share, for the third quarter of 2018, compared to GAAP net income of $3.2 million, or $0.04 per diluted share, in the third quarter of 2017. The increase in GAAP net income is a result of higher revenues, better operating expense leverage and a lower tax rate.
The adjusted measures discussed below are computed with the adjustments to GAAP reporting that are set forth in the attached reconciliation.
Adjusted EBITDA for the third quarter of 2018 was $84.3 million, or 23.0% of revenue, compared to $63.0 million, or 22.6% of revenue, in the third quarter of 2017. The margin improvement was largely based on better operating expense leverage, mostly from selling, general and administrative costs.
Adjusted net income for the third quarter of 2018 was $50.6 million, an increase of 40.2% from the prior year's third quarter. Adjusted earnings per share for the third quarter of 2018 was $0.59, an increase of 31.1% over the prior year's quarter.
2018 Full-Year Outlook
The company is revising its full-year 2018 total revenue guidance to a new range of $1.467 billion to $1.472 billion. This includes an expectation for organic growth of approximately 4% for the full year 2018 versus the previous guidance of approximately 5%.
The company is reiterating its full-year 2018 GAAP earnings per share guidance range of $0.71 to $0.77, and adjusted earnings per share guidance range of $2.36 to $2.42.

In the future, the company may record, or expects to record, certain additional revenues, gains, expenses, or charges as described in the Discussion of Adjusted Financial Measures below, which will be excluded from the calculation of adjusted EBITDA, adjusted earnings per share for historical periods and in adjusted earnings per share guidance.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 8:30 AM ET today, Wednesday, October 31, 2018, to discuss financial results for the third quarter and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Integra's management team will reference a presentation during the conference call. The presentation can be found on investor.integralife.com.
Access to the live call is available by dialing (334) 323-0522 and using the passcode 3216000. The call can also be accessed via a webcast link provided on investor.integralife.com. A replay of the call will be available through November 5, 2018 by dialing (719) 457-0820 and using the passcode 3216000. The webcast will also be archived on the website.

About Integra
Integra LifeSciences is a global leader in regenerative technologies, neurosurgical and extremity orthopedic solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, Cadence®, Certas™, Codman®, CUSA®, DuraGen®, DuraSeal®, ICP Express®, Integra®, MediHoney®, MicroFrance®, PriMatrix®, Salto Talaris®, SurgiMend®, TCC-EZ®, Titan™ and VersaTru™.  For the latest news and information about Integra and its brands, please visit www.integralife.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, and reflect the Company's judgment as of the date of this release.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Some of these forward-looking statements may contain words like “will,” “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements contained in this news release include, but are not limited to, statements concerning future financial performance, including projections for revenues, expected revenue growth (both reported and organic), GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as global enterprise resource planning ("ERP") system implementation charges, acquisition-related charges, litigation charges, goodwill impairment charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments.  It is important to note that the Company’s goals and expectations are not predictions of actual performance.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited, to the following: the Company's ability to execute its operating plan effectively; the Company’s ability to achieve sales growth in a timely fashion and successfully complete its channel expansion in its Orthopedics and Tissue Technologies segment; the Company’s ability to successfully integrate the Codman Neurosurgery business and other acquired businesses, including the realignment of acquired global sales territories; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demands; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic and political conditions; the Company's ability to manage its direct sales channels effectively; the sales performance of third-party distributors on whom the Company relies to generate revenue for certain products and geographic regions; the Company's ability to maintain relationships with customers of acquired entities and businesses; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospitals' spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2017 and information contained in subsequent filings with the Securities and Exchange Commission, including in Item 1A of Integra’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income, adjusted earnings per diluted share, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, acquired revenues and product discontinuances. Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) hurricane related expenses; (ii) structural optimization charges; (iii) acquisition- and integration-related charges; (iv) litigation charges; (v) intangible asset amortization expense; (vi) discontinued product lines charges; (vii) income tax impact from adjustments; and (viii) impairment charges. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by operating activities from less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income.

Reconciliations of GAAP revenues to adjusted revenues and GAAP Adjusted Net Income to adjusted EBITDA, and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the quarters ended September 30, 2018 and 2017, and the free cash flow and free cash flow conversion for the quarters ended September 30, 2018 and 2017, appear in the financial tables in this release.

The Company believes that the presentation of organic revenues and the other non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Total revenues, net	$365,854	$278,834	$1,089,126	$819,634

Costs and expenses:
Cost of goods sold	143,245	101,757	425,032	287,340
Research and development	20,309	15,034	57,742	46,275
Selling, general and administrative	173,355	145,945	513,518	433,457
Intangible asset amortization	5,268	5,456	15,944	14,976
Total costs and expenses	342,177	268,192	1,012,236	782,048

Operating income	23,677	10,642	76,890	37,586

Interest income	75	89	325	160
Interest expense	(14,478)	(6,761)	(50,750)	(18,073)
Other income (expense), net	1,750	(735)	6,422	(3,691)
Income before taxes	11,024	3,235	32,887	15,982
Income tax expense (benefit)	(2,271)	76	(2,776)	(4,406)
Net income	$13,295	$3,159	$35,663	$20,388

Net income per share:
Diluted net income per share	$0.15	$0.04	$0.43	$0.26

Weighted average common shares outstanding for diluted net income per share	86,299	79,455	83,142	78,973

Segment revenues and growth in total revenues excluding the effects of currency exchange rates, acquisitions, and discontinued products are as follows:
(In thousands)

	Three Months Ended September 30,
	2018	2017	Change
Codman Specialty Surgical	$239,035	$164,760	45.1%
Orthopedics and Tissue Technologies	126,819	114,074	11.2%
Total revenues	$365,854	$278,834	31.2%

Impact of changes in currency exchange rates	1,109	-
Less contribution of revenues from acquisitions(1)	(78,872)	-
Less contribution of revenues from discontinued and divested products(2)	(2,074)	(9,637)
Total organic revenues	$286,017	$269,197	6.2%

(1) Acquisitions include Codman Neurosurgery
(2) Organic Revenues have been adjusted to reflect revenues under the TMA to Natus in the current year and restated for prior year 2017 to account for divestitures to Natus related to the Codman acquisition.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended September 30, 2018

Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	OI&E(d)	Tax(e)
Structural optimization charges	3,345	974	2,371	—		—
Acquisition and integration related charges(1)	23,515	5,458	18,057	—	—	—
Litigation charges	1,637	—	1,637	—	—	—
Intangible asset amortization expense	16,479	11,211	—	5,268	—	—
Impairment charges	4,941	4,941	—	—	—	—
Estimated income tax impact from above adjustments	(12,633)	—	—	—	—	(12,633)
Total adjustments	$37,284	$22,584	$22,065	$5,268	$—	$(12,633)

Depreciation expense	10,709	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	OI&E - Interest (income) expense, net and other (income) expense, net

e)	Tax - Income tax expense

(1) Acquisition related charges are primarily associated with the Derma Sciences and Codman Neurosurgery acquisitions and include banking, legal, consulting, systems, and other expenses.

Three Months Ended September 30, 2017
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	Amort. (c)	OI&E (d)	Tax (e)
Structural optimization charges	1,944	1,309	635	—	—	—
Acquisition and integration related charges(1)	24,904	1,572	23,332	—	—	—
Hurricane-related losses	1,261	1,261	—	—	—	—
Intangible asset amortization expense	12,499	7,043	—	5,456	—	—
Impairment charges	3,290	3,290	—	—	—	—
Estimated income tax impact from above adjustments	(10,991)	—	—	—	—	(10,991)
Total adjustments	$32,907	$14,475	$23,967	$5,456	$—	$(10,991)

Depreciation expense	8,470	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	OI&E - Interest (income) expense, net and other (income) expense, net

e)	Tax - Income tax expense

(1) Acquisition related charges are primarily associated with the Derma Sciences and Codman Neurosurgery acquisitions and include banking, legal, consulting, systems, and other expenses.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended Sept 30,
	2018	2017

GAAP net income	$13,295	$3,159
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	27,189	20,969
Other (income) expense, net	(1,750)	735
Interest expense, net	14,403	6,672
Income tax expense (benefit)	(2,271)	76
Structural optimization charges	3,345	1,944
Litigation Charges	1,637	—
Acquisition and integration related charges(1)	23,515	24,904
Hurricane related expenses	—	1,261
Impairment charges	4,941	3,290

Total of non-GAAP adjustments	71,009	59,851
Adjusted EBITDA	$84,304	$63,010

(1) Acquisition related charges are primarily associated with the Derma Sciences and Codman Neurosurgery acquisitions and include banking, legal, consulting, systems, and other expenses.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended Sept 30,
	2018	2017

GAAP net income	$13,295	$3,159
Non-GAAP adjustments:
Structural optimization charges	3,345	1,944
Acquisition and integration related charges(1)	23,515	24,904
Litigation Charges	1,637	—
Impairment charges	4,941	3,290
Intangible asset amortization expense	16,479	12,499
Hurricane related expenses	—	1,261
Estimated income tax impact from adjustments and other items	(12,633)	(10,991)

Total of non-GAAP adjustments	37,284	32,907
Adjusted net income	$50,579	$36,066

Adjusted diluted net income per share	$0.59	$0.45
Weighted average common shares outstanding for diluted net income per share	86,299	79,455

(1) Acquisition related charges are primarily associated with the Derma Sciences and Codman Neurosurgery acquisitions and include banking, legal, consulting, systems, and other expenses.

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	September 30, 2018	December 31, 2017

Cash and cash equivalents	$205,991	$174,935
Accounts receivable, net	248,738	251,799
Inventories, net	290,846	296,332

Total debt	1,432,251	1,841,142

Stockholders' equity	$1,365,081	$962,306

CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2018	2017

Net cash provided by operating activities	$156,995	$102,995
Net cash used in investing activities	(24,375)	(237,767)
Net cash (used in) provided by financing activities	(96,817)	504,733
Effect of exchange rate changes on cash and cash equivalents	(4,747)	9,927

Net increase in cash and cash equivalents	$31,056	$379,888

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF FREE CASH FLOW AND FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended September 30,
	2018	2017
Net cash provided by operating activities	$79,255	$45,240

Purchases of property and equipment	(16,669)	(7,796)
Free cash flow	62,586	37,444

Adjusted net income(1)	$50,579	$36,066
Adjusted free cash flow conversion	123.7%	103.8%

	Twelve Months Ended September 30,
	2018	2017
Net cash provided by operating activities(2)	$168,552	$152,302

Purchases of property and equipment	(65,753)	(50,998)
Adjusted free cash flow	102,799	101,304

Adjusted net income(1)	$198,271	$143,088
Adjusted free cash flow conversion	51.8%	70.8%

(1) Adjusted net income for quarters ended September 30, 2017 and 2018 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations on our website at investor.integralife.com under Events & Presentations.

(2) Net cash provided by operating activities for the twelve-month period ending September 30, 2017 of $152.3M includes an adjustment of $42.8M for accreted interest associated with the 2016 Convertible Notes.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is useful in evaluating the significance of the cash special charges in its adjusted earnings measures.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

	Recorded Year to Date	Projected Year Ended
(In millions, except per share amounts)	September 30, 2018	December 31, 2018
		Low	High
GAAP net income	$35.7	$61	$67
Non-GAAP adjustments:
Structural optimization charges	11.9	17.8	17.8
Litigation charges	3.1	3.1	3.1
Acquisition and integration charges	76.1	89.3	89.3
Intangible asset amortization expense	50.2	66.8	66.8
Impairment charges	4.9	4.9	4.9
Estimated income tax impact from adjustments and other items	(34.7)	(43.0)	(43.0)

Total of non-GAAP adjustments	111.5	138.9	138.9
Adjusted net income	$147.2	$198	$204

GAAP diluted net income per share	$0.43	$0.71	$0.77
Non-GAAP adjustments detailed above (per share)	$1.34	$1.65	$1.65
Adjusted diluted net income per share	$1.77	$2.36	$2.42

Weighted average common shares outstanding for diluted net income per share	83.1	84	84

GUIDANCE - SPECIAL CHARGES

Item	YTD Amount	FY Guidance	COGS	SG&A	R&D	Amort.	Interest (Inc)Exp	Tax
Structural optimization charges	11.9	17.8	5.2	11.8	—	—	0.8	—
Litigation charges	3.1	3.1	—	3.1	—	—	—	—
Acquisition-related charges	76.1	89.3	24.1	65.2		—	—	—
Intangible asset amortization expense	50.2	66.8	45.8	—	—	21.0	—	—
Impairment charges	4.9	4.9	4.9	—	—	—	—	—
Estimated income tax impact from adjustments and other items	(34.7)	(43.0)	—	—	—	—	—	(43.0)
Total	111.5	138.9	80.0	80.1	—	21.0	0.8	(43.0)